UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________
FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): March 12, 2019
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 12, 2019, the Board of Directors of J. C. Penney Company, Inc. (the “Company”) elected Michael Fung, 68, as Interim Controller of the Company, effective April 1, 2019, in addition to his current position as Interim Executive Vice President, Chief Financial Officer of the Company. As previously disclosed, Mr. Fung served as Interim Executive Vice President, Chief Financial Officer and Chief Operating Officer of Neiman Marcus Group from November 2016 until June 2017. Mr. Fung also served as the Interim Chief Financial Officer and Treasurer at 99 Cents Only Stores LLC from June 2015 until November 2015 and served as its Interim Executive Vice President and Chief Administrative Officer from January 2013 until September 2013. Mr. Fung was the Senior Vice President and Chief Financial Officer of Wal-Mart U.S. from 2006 to February 2012, with which he served in positions of increasing responsibility since 2001.  Mr. Fung is a director of Franklin Covey Co. and Floor & Décor Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Brandy L. Treadway
Brandy L. Treadway Senior Vice President, General Counsel

Date:  March 18, 2019